Exhibit 10(p)

TORCHMARK CORPORATION

ANNUAL MANAGEMENT INCENTIVE PLAN

(Effective as of January 1, 2003)

1. Purpose.

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2. Definitions.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Bonus Pool” shall mean the bonus pool established each year by the Company from which all eligible executives of the Company and its Subsidiaries (not just Participants in the Plan) may be paid bonuses. The total amount of the Bonus Pool for a given performance period is determined by taking a percentage of the Company’s pre-tax operating income for the performance period. Such percentage will be determined each year by the Committee and will not exceed 1.0%.

(c) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(d) “Company” shall mean Torchmark Corporation, a Delaware corporation.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two or more persons acting as a partnership, syndicate or other such group (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company, or one or more of the individual stockholders who sold stock in the Company’s initial public offering of Stock which was completed on the effective date of the Plan, either acting alone or with one or more of the other such selling stockholders) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

(g) “Deferral Period” shall mean the period of time during which payment of any amount otherwise payable under the Plan is deferred pursuant to Section 5(b) or Section 5(c) hereof, subject to the right of the Committee to terminate the Deferral Period as provided in Section 5(f).

(h) “Participant” shall mean (i) each executive officer of the Company who the Committee designates as a participant under the Plan and (ii) each other key employee of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

(i) “Plan” shall mean the Torchmark Corporation Annual Management Incentive Plan, as set forth herein and as may be amended from time to time.

(j) “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(k) “Subsidiary” shall mean any entity of which the Company possesses directly or indirectly fifty percent or more of the total combined voting power of all classes of stock of such entity.

3. Administration.

The Committee shall administer and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4. Bonuses.

(a) Performance Criteria. On or before March 31 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance criteria that must be satisfied in order for a Participant to receive a bonus for such year, including threshold, target and maximum performance levels for each performance criteria. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) for officers of the Company, growth in net operating income per share of the Company and/or return on equity, or (ii) for officers of Subsidiaries, growth in insurance operating income, underwriting income and/or insurance premium.

(b) Maximum Amount Payable. In connection with the establishment of the performance criteria for Participants in the Plan for a given year, the Committee will establish target bonus amounts for each Participant, which will be the maximum bonus amount payable to a Participant assuming that all of the relevant performance criteria are met. Notwithstanding the foregoing, (i) the Chief Executive Officer of the Company may be paid a bonus for any calendar year not to exceed 15% of the amount of the Bonus Pool for that year, (ii) the other four Covered Employees, as a group, may be paid bonuses for any calendar year not to exceed, in the aggregate, 25% of the Bonus Pool for that year, and (iii) the maximum bonus amount payable to any Participant for any single calendar year hereunder shall be $1,500,000.

(c) Determination of Bonus Amounts. Following the end of each year, the Committee will determine the extent to which the performance criteria for such Participant have been met and certify such determination. Based on such determination, the Committee shall determine the amount of the bonus payable to such Participant for such year.

(d) Termination of Employment. Unless the Committee shall otherwise determine, if a Participant voluntarily resigns employment or is terminated involuntarily prior to the last day of the calendar year for which the bonus is payable or prior to the date on which the bonus amounts are determined by the Compensation Committee for such calendar year, any bonus payable for such calendar year shall be forfeited. If Participant’s employment terminates for any other reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(e) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

5. Payment.

(a) Payment. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance criteria have been attained (or, in the case of any bonus payable under the provisions of Section 4(f), after the Committee determines the amount of any such bonus). Any such payments shall be made in cash or, at the option of the Participant and subject to the approval of the Committee, in stock options (if such options are available under any properly approved and adopted plan in conformance with applicable regulations). In the event that any bonuses are paid in the form of stock options, the terms of such stock options shall be set forth in the applicable plan and/or stock option agreement or grant document.

(b) Voluntary Deferral. Notwithstanding Section 5(a), the Committee may permit a Participant to defer payment of any portion of a bonus to a date or event later than that specified by the Committee. Any such election shall be made at such time or times, and subject to such terms and conditions, as the Committee shall determine, including, but not limited to, provisions for the payment of amounts deferred under this Section 5 in the event of retirement, death or disability of the Participant prior to the end of the Deferral Period.

(c) Deferrals at the Election of the Committee. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any distribution of an award to be made hereunder to the extent such distribution, when added to all other payments to be made to a Participant in a calendar year, would not be deductible compensation paid by the Company for Federal income tax purposes within the meaning of Section 162(m). The deferred amount of the award shall be paid to such Participant (or, in the event of his or her death, to his or her designated beneficiary or, if none, to his or her estate) in a lump sum, or in installments, if necessary to preserve the deductibility of such payment, as of the earliest date that the payment of the deferred amount, or portion thereof, when added to all other payments to be made to a Participant in a calendar year, would be deductible by the Company for Federal income tax purposes within the meaning of Section 162 of the Code (including Section 162(m)).

(d) Accounting for Deferrals. Any amount deferred under this Section 5 shall be credited to one or more bookkeeping accounts for the benefit of such Participant on the books and records of the Company. Such amounts shall be deemed held in cash and shall be credited with such rate of interest or such deemed rate of earnings as the Committee shall specify from time to time.

(e) Payment of Deferred Amounts. Amounts attributable to any amount deferred under the Plan, regardless of whether deferred pursuant to Section 5(b) or 5(c), shall be paid or commence to be paid, at the election of the Participant, at the end of the applicable Deferral Period or as of the first business day of the calendar year next following the end of the Deferral Period. Payment of such amounts shall be made, at the Participant’s election, in a lump sum or in five, ten or such other number of annual installments as shall be permitted by the Committee. If a Participant does not timely elect the time at which or the form in which such amounts shall be paid, such amounts shall be paid immediately following the end of the Deferral Period and in a lump sum, unless the Committee shall specify a different time or method of payment. The Committee may, in its discretion, accelerate the order to alleviate a financial hardship, as defined by IRS Regulations under Section 457, incurred by the Participant due to an unforeseeable emergency beyond the Participant’s control.

(f) Termination of Deferral Period. Notwithstanding anything else contained in the Plan to the contrary, the Committee may, in its discretion, terminate any Deferral Period in respect of any Participant. Such elective termination will be deemed to be the end of the Deferral Period for purposes of determining when payment of the Participant’s interest is to commence under Section (e).

(g) Change in Control. Upon the occurrence of a Change in Control, unless otherwise determined and agreed upon by all interested parties, including the Participant, [all amounts deferred under Section 5(b) or Section 5(c) shall become immediately due and shall promptly be paid to the Participant].

6. General Provisions.

(a) Effectiveness of the Plan. Subject to the approval by the holders of the Common Stock at the 2003 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2003, and ending on or before December 31, 2007, unless the term hereof is extended by action of the Board.

(b) Amendment and Termination. Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e) Interpretation. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation under Section 162(m).

(f) No Limitation to Corporation Action. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments; provided, however, that if the stockholders of the Company do not approve the Plan at the first annual meeting of stockholders following the adoption of the Plan, the Plan set forth herein shall not be implemented.

(g) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(h) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(i) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(j) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(k) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

5